UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 15, 2004

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, Suite 601, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On November 15, 2004, Cerner Corporation (the “Company”) and VitalWorks Inc. (“Seller”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) providing for the sale to Company of assets related to: (a) Seller’s medical business, consisting of delivering and supporting physician practice management, electronic medical record, electronic data interchange and emergency department information solutions and related products and services to physician practices, hospital emergency departments, management service organizations and other related entities (which does not include radiology practices markets, hospital operations outside the emergency department, including radiology departments, ambulatory imaging centers and specialty practices that deal with medical images), and (b) Seller’s anesthesiology business, (collectively, the “Business”).

Under the terms of the Purchase Agreement, and as consideration for the sale of the acquired assets constituting the Business, at the closing of the transaction contemplated by the Purchase Agreement: (a) Company will pay to Seller $100 million in cash, subject to a post-closing working capital price adjustment, and (b) Company will assume specified liabilities of the Business and obligations under assigned contracts and intellectual property related to the Business.

The Purchase Agreement contains customary representations and warranties of the parties; closing and termination provisions; and, the parties’ agreement to indemnify each other in general for damages resulting from a breach of warranty or nonfulfillment of an obligation under the Purchase Agreement, generally within eighteen months after the closing date. With limited exceptions, the Purchase Agreement prohibits the Seller and its subsidiaries from competing with the Company for five years after the date of closing with respect to the Business. Closing of the transaction is subject to the expiration or early termination of the waiting period provided for in the Hart-Scott-Rodino Antitrust Improvements Act and satisfaction of other customary preclosing conditions. Closing is expected to be consummated during the first quarter of 2005.

The foregoing description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Purchase Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on November 16, 2004, announcing the parties’ execution of the Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section

18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.2) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

c)	Exhibits

99.1 Asset Purchase Agreement, dated November 15, 2004, by and between VitalWorks Inc. and Cerner Corporation*.

99.2 Press release issued by Cerner Corporation dated November 16, 2004.

* Schedules to the Asset Purchase Agreement have been omitted. Any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: November 19, 2004	By: /s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Asset Purchase Agreement, dated November 15, 2004, by and between VitalWorks Inc. and Cerner Corporation.

99.2	Press release issued by Cerner Corporation dated November 16, 2004.